Exhibit 8.1

[Hogan & Hartson L.L.P. Letterhead]

October 5, 2005

Highland Hospitality Corporation

8405 Greensboro Drive

McLean, Virginia 22102

Re:	Highland Hospitality Corporation

Ladies and Gentlemen:

We have acted as counsel to Highland Hospitality Corporation, a Maryland corporation (the “Company”), in connection with the proposed issuance and sale of up to an additional 200,000 shares of Series A preferred stock, par value $.01 per share of the Company, pursuant to the prospectus supplement dated September 22, 2005 (the “Prospectus Supplement”), supplmenting the prospectus dated December 30, 2004 (together with the Prospectus Supplement, the “Prospectus”), that forms part of the Company’s registration statement on Form S-3, as amended (No. 333-121341) filed with the Securities and Exchange Commission (the “SEC”)(together, the “Registration Statement”).

In connection with the filing of the Registration Statement, we have been asked to provide to the Company legal opinions regarding certain federal income tax matters related to the Company.

Bases for Opinions

The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable), which may or may not be retroactive in effect and which might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

In rendering the following opinions, we have examined such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for the opinions, including, but not limited to, the following:

(1) the registration statement on Form S-11 (No. 333-108671), as filed with the SEC on September 10, 2003, and amendments thereto;

(2) the Registration Statement, including documents incorporated by reference;

(3) the discussion under the caption “Material U.S. Federal Income Tax Considerations” contained in the Current Report on Form 8-K filed with the SEC on September 15, 2005, and the discussion under the caption “Material U.S. Federal Income Tax Condierations” contained in the Prospectus Supplement (each, a “Tax Disclosure”);

(4) the Articles of Amendment and Restatement of the Company dated December 11, 2003 and filed with the State Department of Assessments and Taxation of Maryland, as amended by those ceratin Articles Supplementary dated September 26, 2005, relating to the terms and conditions of the Series A preferred stock (the “Articles of Incorporation”), and the By Laws of the Company, as amended;

(5) the Second Amended and Restated Agreement of Limited Partnership of Highland Hospitality, L.P. (the “OP”), as amended (the “Partnership Agreement”); and

(6) all lease agreements with respect to hotels in which the Company has a direct or indirect interest in, pursuant to which the OP or a Partnership Subsidiary, as lessor or sub-lessor, leases such a hotel to a lessee or sub-lessee, and amendments to certain of the leases, all in effect as of the date hereof.

The opinions set forth in this letter also are premised on certain written factual representations of the Company and the OP, regarding, among others, the ownership, organization, ownership and operations (including the income, assets, businesses, liabilities, and properties) of the Company, the OP, their subsidiaries and lessees contained in a letter to us dated as of the date of this letter (the “Representation Letter”).

For purposes of rendering our opinions, although we have knowledge as to certain of the facts set forth in the above-referenced documents, we have not made an independent investigation or audit of the facts set forth in such documents, including the Registration Statement, the Tax Disclosures and the Representation Letter. We consequently have relied upon the representations in the Representation Letter, and statements in the Registration Statement and the Tax Disclosures, and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not aware, however, of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein, or other assumptions set forth herein.

In this regard, we have assumed with your consent the following:

(i) that (A) all of the factual representations and statements set forth in the documents that we reviewed, including the Registration Statement, the Tax Disclosures and the Representation Letter (collectively, the “Reviewed Documents”), are and, where appropriate, continue to be true, correct, and complete as of the date hereof, (B) any representation or statement made as a belief or made “to the knowledge of” or similarly qualified is correct and accurate, and that such representation or statement will continue to be correct and accurate, without such qualification, (C) each of the Reviewed Documents that constitutes an agreement is valid and binding in accordance with its terms, and (D) all of the obligations imposed by or described in the Reviewed Documents, including, without limitation, the obligations imposed under the Articles of Incorporation, have been and will continue to be performed or satisfied in accordance with their terms;

(ii) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made; and

(iii) that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us.

Any material variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Registration Statement, the Tax Disclosures and the Representation Letter) may adversely affect the conclusions stated herein.

Opinions

Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

(i) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, effective for its taxable years ended December 31, 2003 and December 31, 2004, and the Company’s current organization, and current and proposed method of operation (as described in the Registration Statement, the Tax Disclosures and the Representation Letter) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for taxable years ending December 31, 2005 and thereafter; and

(ii) The discussion in each Tax Disclosure, to the extent that it describes federal income tax law, is correct in all material respects.

* * * * *

The Company’s qualification and taxation as a REIT depend upon its ability to meet on an ongoing basis (through actual annual operating results, distribution levels, diversity of share ownership and otherwise) the various qualification tests imposed under the Code, which are described in the Tax Disclosures. We will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

This opinion letter addresses only the specific federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement. This opinion letter should not be relied upon by any person other than you or for any other purpose. We assume no obligation by reason of this opinion letter to advise you of any changes in our opinions subsequent to the delivery of this opinion letter but agree to do so from time to time upon specific request from you for an update or confirmation.

We consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus included therein. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.
HOGAN & HARTSON L.L.P.

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